UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SYS (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYS
5050 Murphy Canyon Road, Suite 200
San Diego, California 92123
(858) 715-5500

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 15, 2004

To the Holders of Common Stock of SYS:

The 2004 Annual Meeting of Shareholders of SYS (the "Company") will be held at the Company's offices located at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123 on November 15, 2004, at 1:00 p.m., local time, to consider the following business:

1.	To elect eight directors to the Company's Board of Directors to serve for the ensuing year and until their respective successors are elected and have been qualified;
2.	To approve the appointment of KPMG, public accountants, as independent public auditors to examine the accounts of the Company for fiscal year 2005;
3.	To amend the SYS Technologies, Inc. 2003 Stock Option Plan to increase the number of shares of common stock subject to such plan from 1,500,000 to 3,000,000; and
4.	To transact such other business as may properly come before the meeting and at any continuations or adjournments thereof.

The Board of Directors has fixed September 20, 2004 as the record date for the determination of shareholders entitled to notice of and vote at the 2004 Annual Meeting of Shareholders and at any adjournment thereof.

All Shareholders are cordially invited to attend the 2004 Annual Meeting of Shareholders in person.  Whether or not you plan to attend, please date, sign, and promptly return the enclosed proxy in the enclosed self-addressed envelope to ensure that your shares are represented at the meeting and to ensure a quorum.  If you are able to attend in person, we will cancel your proxy at your request.

By Order of the Board of Directors /s/ Michael W. Fink Michael W. Fink Secretary

San Diego, California
October 15, 2004

SYS
PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company to be used at the 2004 Annual Meeting of Shareholders to be held at the Company's offices located at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123, at 1:00 p.m., local time.  The approximate mailing date of this Proxy Statement and the accompanying proxy and annual report is October 15, 2004.

When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 2004 Annual Meeting of Shareholders in accordance with any directions noted thereon.  If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto.  Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date.  Any shareholder attending the meeting in person may withdraw his or her proxy and vote his or her shares at the meeting.

The cost of the solicitation of proxies will be borne by the Company.  Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or fax, but such persons will not be specially compensated for such services.  The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

VOTING RIGHTS

The only voting securities of the Company consist of Common Stock.  Holders of record of Common Stock on September 20, 2004 will be entitled to notice of and vote at the 2004 Annual Meeting of Shareholders.  On that date there were 8,158,166 shares of Common Stock outstanding.  Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors.  Under California law, each shareholder may cumulate their votes for candidates placed in nomination prior to the voting for directors.  Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (eight at this meeting) multiplied by the number of shares held by such shareholder.  Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting.  No shareholder shall be entitled to cumulate votes unless a shareholder has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate their votes.  If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees.  The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares.

The approval by holders of a majority of the shares present and voting at the meeting is required for the election of the director nominees, provided that if shares are voted cumulatively, the eight nominees receiving the highest number of votes will be elected.  The approval by holders of a majority of the shares present and voting at the meeting is required for the approval of the amendment to the SYS Technologies, Inc. 2003 Stock Option Plan.  Broker non-votes, or shares held by a broker or nominee that are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter, will be counted only in determining whether a quorum is present at the meeting.  Shares that are not represented in person or by proxy at the meeting shall not be counted in determining whether a quorum is present and shall not be deemed present at the meeting.  Proxies that are submitted by any shareholder unmarked as to any matter shall be voted according to the recommendation of the Board of Directors.  A proxy withholding authority to vote for a director nominee, if shares are not voted cumulatively, will be counted as a vote not in favor of the director nominee.  A vote of abstention, as to any proposal as to which abstention is permitted, will be counted as a vote not in favor of such proposal.

ELECTION OF DIRECTORS

Eight directors are to be elected at the 2004 Annual Meeting of Shareholders.  Each director will serve until the next annual meeting and until his or her successor has been elected and qualified.  All of the nominees described in this Proxy Statement are currently serving as members of the Board of Directors.  The Company knows of no reason why the nominees set forth below would not be available for election and would not be able to serve.

In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the eight nominees for election as directors of the Company.  If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

Proxies solicited by the Board of Directors cannot be voted for more than eight nominees for directors.

The table immediately following contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:

Name	Age	Principal Occupation	Date Elected Director	Other Directorships

John M. Burns	57	Chairman and CEO, Scripps Ventures, Inc.	Nov. 20, 2001	Scripps Ventures, Primary Funding Corporation and SmartPro3

Clifton L. Cooke, Jr.	56	President and Chief Executive Officer of the Company	Nov. 20, 2001	None

David A. Derby	62	Consultant	Nov. 20, 2001	AML Communications, Corporate Directors Forum, and Fellowship Center

General Al Gray, USMC (Ret.)	74	Consultant	April 14, 2003	Vi-Jon Laboratories, Inc. and Information Assurance Inc.

John R. Hicks	58	Consultant	Jan. 22, 2004	None

Gail K. Naughton	48	Dean of the College of Business Administration at San Diego State University	Aug. 30, 2004	CR Bard, IKEN Tissue Therapeutics Inc., Dermtech International Inc.

Thomas A. Page	70	Consultant	April 14, 2003	Community Bancorp, Community National Bank, Multicell Technology and Targeted Molecules

Charles E. Vandeveer	62	Executive Vice President of the Company	Mar. 21, 1997	None

John M. Burns has been a Director since November 20, 2001. Mr. Burns has been the Vice-Chairman of the Board of Directors since April 14, 2003.  Since 1990, Mr. Burns has been Chairman and Chief Executive Officer of Scripps Ventures, Inc., a San Diego based investment and advisory company. Prior to holding these positions, he was a Vice President of Management Analysis Company, a $40 million technical and business consulting firm with clients that included Pacific Gas & Electric, San Diego Gas & Electric Company, Merrill Lynch, Raytheon, World Bank, Fulbright & Jaworski, Steptoe & Johnson, U.S. Department of Energy, and the U.S. Environmental Protection Agency. Mr. Burns has also held various positions with San Diego Gas & Electric Company. Mr. Burns currently serves on three boards of directors in addition to the Company's Board of Directors, including those of Primary Funding Corporation, Scripps Ventures and SmartPro 3. Mr. Burns served in the U.S. Navy, Civil Engineering Corps, from 1969 to 1972. He holds a B.S. degree in Civil Engineering from Worcester Polytechnic Institute and a Juris Doctorate from the University of San Diego. In addition, Mr. Burns has served as a board member or fundraiser for various civic and philanthropic organizations in California and Hawaii.

Clifton L. Cooke, Jr. has been a Director since November 20, 2001. Mr. Cooke has been the President and Chief Executive Officer of the Company since April 14, 2003.  Prior to serving in these positions, Mr. Cooke was the President and Chief Operating Officer of the Company, a position that he had held since January 16, 2002. From 2000 through 2002, Mr. Cooke was self-employed as an independent consultant. Mr. Cooke was Executive Vice President of Titan Corporation, a billion dollar diversified technology company, from 1998 through 2000. Mr. Cooke's principal responsibility at Titan was to maximize the commercial success of Titan's defense based technologies. In addition to his corporate responsibilities, Mr. Cooke was the general manager and Chief Executive Officer of the $170 million Titan Technologies Division. From 1988 to 1998, Mr. Cooke was founder and Chief Executive Officer of VisiCom Laboratories, which grew to over $50 million in revenue. VisiCom provides embedded real time products and services to its customers in [industry] and government. While at VisiCom, Mr. Cooke was responsible for VisiCom's acquisition of six small companies that contributed significantly to VisiCom's revenue growth. Prior to starting VisiCom in 1988, Mr. Cooke was founder and Chief Executive Officer of Advanced Digital Systems ("ADS"). ADS focused on providing engineering services for the U.S. Department of Defense satellite programs. Mr. Cooke received his B.A. degree in Applied Physics and Information Science from the University of California, San Diego.

David A. Derby has been a Director since November 20, 2001.  Mr. Derby has been Chairman of the Board of Directors since April 14, 2003.  Mr. Derby is an independent business consultant serving New York Stock Exchange and NASDAQ listed public corporations as well as private business ventures and nonprofit service organizations. A founder of Datron Systems Incorporated, Mr. Derby was its President and Chief Executive Officer from 1982 until 2001, and as its Chairman from 1997 through 2001. During his tenure, Datron completed two public offerings, made several acquisitions, funded and later sold a new venture, sold a number of product lines and successfully brought to market a line of consumer products derived from military technology. In September 2001, Mr. Derby negotiated the sale of Datron to Titan Corporation through a tax-free exchange of stock. Since 1995, Mr. Derby has served on the board of directors, chaired the audit committee and served on the compensation committee of AML Communications, a wireless communications company headquartered in Camarillo, California. He also is a member of the board of directors of the Corporate Directors Forum, a nonprofit organization dedicated to better corporate governance through better education of directors. In 1996, Mr. Derby joined the board of The Fellowship Center, a residential, social model recovery facility for the treatment of addiction to alcohol and other drugs. He was elected President of that board in 2000. Mr. Derby also provided technical services and training to NASA field engineering personnel in the Canary Islands during NASA's Gemini Program, served in the U.S. Navy from 1959 to 1962 and studied engineering at California State University, Northridge.

General Alfred (Al) M. Gray has been a Director since April 14, 2003.  General Gray, in 1991, retired from the U.S. Marine Corps after 41 years of service and joined Garber International Associates (GIA) as Senior Associate.  He is currently Chairman and CEO of GIA.  From 1987 to 1991, General Gray served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps.  In these capacities, General Gray was responsible for the organization, training, equipment, readiness, effectiveness, efficiency and total performance of the Marine Corps.  He served as military advisor to the President, the National Security Council and the Secretary of Defense.  From 1984 to 1987, General Gray was the Commanding General, Fleet Marine Force, Atlantic, Fleet Marine Force Europe, II Marine Expeditionary Force and Marine Striking Forces Atlantic (NATO).  He enlisted in the Marine Corps in 1950 and achieved the rank of sergeant.  He was commissioned a Second Lieutenant in 1952.  In addition to being a recipient of numerous American military awards, General Gray has also received awards from the Republic of Korea, the Netherlands, Chile, Argentina, Colombia and Brazil.  General Gray holds a B.S. from the State University of New York.  He also attended Lafayette College, the Marine Corps Command and Staff College, Army War College and did graduate work at Syracuse University.  General Gray is the recipient of two honorary Doctor of Law degrees, one from Lafayette College and the other from Monmouth College, and is a recipient of a Doctor of Military Science degree from Norwich University and a Doctor of Strategic Intelligence degree from the Defense Intelligence College.

John R. Hicks was elected to the Board of Directors on January 22, 2004.  Mr. Hicks is President and Chief Executive Officer of JSH Investments, which he founded in 1998. JSH Investments is an emerging technology investor for the AIDC market and Real Estate Management Company. From 2001 to 2003, Mr. Hicks served on the advisory council for Teklynx Corporation a $40 million subsidiary of Brady Corporation, a publicly traded company of over $700 million. Brady Corporation is a manufacturer and converter of specialty labels and a systems integrator for the Auto ID industry. From 1980 to 1998, Mr. Hicks was the Founder and President of CW Technologies, a software development company. CW Technologies developed software for laser and thermal printing devices; CW has held several U.S. patents with regards to thermal printing devices and software. From 1987 to 1998, Mr. Hicks was the Founder and Chief Executive Officer of Codewriter Industries Inc. a $15 million manufacturer and developer of thermal printers for the Auto ID industry. Codewriter developed products for the U.S. Department of Defense, US Healthcare market and specialty retail products. In 1998, Codewriter was acquired by Datasouth Computer Corporation, a then publicly traded company. From 1972 to 1980, Mr. Hicks was the Vice President of Sales and New Product development for CCR Corporation a POS distributor and developer. In 1978, CCR was integrated with Micros Systems a publicly traded manufacturer of POS Systems, at which time Mr. Hicks became Vice President of new product development until his departure in 1980. Mr. Hicks received a B.S. degree in Business Administration from the University of Southern California with a minor in Computer Science.

Gail K. Naughton, Ph.D. was elected to the Board of Directors on August 30, 2004.  Dr. Naughton has been the Dean of the College of Business Administration at San Diego State University since August 2002. Previously, she spent more than 15 years at Advanced Tissue Sciences, where she was the company's co-founder and co-inventor of its core technology. During her tenure there, Dr. Naughton held a variety of key management positions, including president, chief operating officer, chief scientific officer and principal scientist. While serving as an officer and director of Advanced Tissue Sciences, Dr. Naughton oversaw the design and development of the world's first up-scaled manufacturing facility for tissue engineered products, established corporate development and marketing partnerships with companies, including Smith & Nephew, Ltd., Medtronic and Inamed Corporation and brought four products from concept through FDA approval and market launch. Before founding Advanced Tissue Sciences, Dr. Naughton held professorships at City University of New York, New York University Medical Center, Hunter College and York College. Her primary fields of research include cell and tissue culture technology, dermatology and hematology. Dr. Naughton holds over 75 U.S. and foreign patents and has been extensively published in the field of tissue engineering. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association in honor of her pioneering work in the field of tissue engineering. In addition to her duties at San Diego State University, Dr. Naughton serves as a director for several not-for-profit foundations. She also sits on the scientific and industry advisory boards of leading universities including the Georgia Institute of Technology, the University of California, San Diego, the University of Washington and the Massachusetts Institute of Technology. She is a member of the Board of Directors of the California Health Institute, the San Diego World Trade Center and the San Diego Corporate Governance Institute, and is a member of the UCSD Connect Leadership Council, the San Diego Science & Technology Council and Rotary International. She is currently on the board of two private biotechnology companies: Iken Therapeutics, Inc. and DermTech International (where she is also chairperson) and one public company, C.R. Bard, Inc. (NYSE "BCR"). Dr. Naughton earned her Ph.D. in Basic Medical Sciences and her M.S. in histology from the New York University Medical Center. She earned an executive MBA in 2001 from the Anderson School at the University of California, Los Angeles.

Thomas A. Page has been a Director since April 14, 2003.  Mr. Page is the former Chairman of the Board of Directors of Enova Corporation and San Diego Gas & Electric Company (SDG&E). Mr. Page joined SDG&E in 1978 as Executive Vice President and Chief Operating Officer. In 1981 he was elected President and Chief Executive Officer of SDG&E and elected Chairman in 1983. He held one or more of these positions until his retirement in 1998. Prior to joining SDG&E, Mr. Page held executive positions at Gulf States Utilities in Beaumont, Texas, including Executive Vice President, member of the Board and President of its non-utility business operations. Earlier, he served as Treasurer and Controller of Wisconsin Power and Light in Madison, Wisconsin.  Mr. Page earned his B.S. degree in Civil Engineering and his Masters in Industrial Administration from Purdue University, where he was awarded a Doctorate in Management in 1994.  He has been licensed as a Certified Public Accountant ("CPA") and Professional Engineer.  Among his current activities he is an elected member of the Grossmont Union High School District Board of Education and a director of the San Diego Regional Economic Development Corporation.  Mr. Page is a director of Community Bancorp, Community National Bank, Multicell Technology, Targeted Molecules, and an Advisory Director of Sorrento Ventures, a venture capital firm.

Charles E. Vandeveer has been a Director since March 21, 1997.  Mr. Vandeveer is the Company's Sr. Vice President, Enterprise Solutions Division.  Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company in 1987.  He is a retired Commander, United States Navy, Supply Corps.  Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs.  He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls.  Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard, California area.  He has organized and directed large scale management studies and supervised subcontractors with various firms.  Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963.

There are no family relationships among any of the directors and executive officers of the Company.

Director Kameron Maxwell did not stand for re-elction and therefore, his term ended on January 22, 2004.

The term of office for director runs until the next annual meeting of shareholders and until a successor has been elected and qualified.  The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his or her successor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

SELECTION OF INDEPENDENT AUDITORS

On December 3, 2003 the Board of Directors, upon the recommendation of its Audit Committee, elected to engage KPMG LLP ("KPMG") to serve as the Company's principal public accountants for fiscal year 2004.

On December 10, 2003, the Company was informed that it had been accepted as a client of KPMG.

On December 10, 2003, the Company notified its current accountants, J.H. Cohn LLP ("Cohn"), that they were being dismissed.  Cohn's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended June 30, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended June 30, 2004, there were no disagreements between the Company and Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cohn's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and as more fully explained in the following paragraph, there was a reportable event as described in Item 304(a)(1)(iv) of Regulation S-B.

During their audit of the fiscal year ended June 30, 2003, Cohn had identified certain material weaknesses in the Company's internal controls with regard to its financial reporting system, which was reported in Item 8A of the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003.

These material weaknesses related to certain deficiencies in the systems and processes used in the preparation of financial statements and the lack of adequate management review over these processes. The material weaknesses fall into two major categories; information systems ("IT") and financial systems:

IT weaknesses consisted of the following:
IT department monitors general controls but no independent review of this activity from outside IT;
Lack of a written formal IT risk assessment; and
Various other items relating to Windows 2000 security, system administrator rights, password controls and access logging.
Financial systems weaknesses consisted of the following:
Lack of formal written sign-offs on certain documents, reports and journal entries; and
Lack of segregation of duties in certain accounting functions.
Management has taken the following actions to remedy the material weaknesses noted above:
Implemented procedures to ensure improved monitoring of our IT system, segregation of duties and documentation for transactional authorization and approvals;
Completed a thorough review and written documentation of all of the Company's information and financial systems, processes and procedures;
Identified control points for all significant transactions and designed tests to monitor these controls;
Published accounting policies and procedures manual in order to standardize and improve processes and procedures; and
Engaged a third party firm with expertise in this area to assist in completing the above items.

The Company has authorized Cohn to respond fully to the inquiries of KPMG concerning the subject matter of the reportable event and has provided Cohn with a copy of the foregoing disclosures.  The Company's 8-K that was filed on July 20, 2004 has as Exhibit 16 a letter from Cohn stating its agreement with the statements related to it.

During the Company's two most recent fiscal years ended June 30, 2003 and the subsequent interim period through December 10, 2003, the Company did not consult KPMG with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-B.

On December 17, 2003, the Company issued a press release related to the replacement of its principal public accountants, which was filed as an exhibit to the Company's 8-K dated December 10, 2003.

A KPMG representative is expected to be made available at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S 2005 FISCAL YEAR (COMMENCING JULY 1, 2004) AND NOMINATES THAT FIRM FOR SELECTION AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

AMENDMENT TO SYS TECHNOLOGIES, INC. 2003 STOCK OPTION PLAN

The Board of Directors believes that the SYS Technologies, Inc. 2003 Stock Option Plan (the "Plan") benefits the Company and its shareholders by providing its employees with an opportunity to receive stock options and eventually own shares of Common Stock, and therefore, the Plan helps to attract, retain and motivate valued employees. To provide a reasonable reserve of shares to permit the Company to continue offering this opportunity to its employees, particularly given the Company's growth strategy, the Board of Directors has adopted, subject to shareholder approval, an amendment to the Plan to increase the number of shares of options available for issuance under the Plan by 1,500,000 shares, to a total of 3,000,000 shares.

The essential features of the Plan are as follows:

Status of Shares: The maximum number of shares of Common Stock which may be issued pursuant to the grant of stock options is currently 1,500,000 shares.  These shares may be authorized, but unissued, or reacquired common stock.  Under the Plan there are currently 11,250 shares issued and outstanding and 860,500 shares granted but as yet unissued; therefore, a total of 871,750 stock options have been granted, leaving 628,250 shares available for future stock option grants.  Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of shares as to which the option is exercised.

Eligibility: Administration:  Under the Plan, incentive stock options intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") may be granted only to employees; non-statutory stock options may be granted to employees or consultants, and only non-statutory stock options may be granted to directors.  The Plan is administered by the Board of Directors or a duly appointed administrator (the "Administrator") which determines the terms of stock options granted, including exercise price, the number of shares subject to each option and the option's exercisability; decisions of the Board of Directors or the Administrator, as the case may be, are final and binding.

Exercise Price; Market value:  The exercise price of incentive stock options and non-statutory stock options must be at least equal to the fair market value of the Common Stock on the date of grant of the option.

Exercisability:  Any option granted under the Plan shall be exercisable at such times and under such conditions as shall be determined by the Board of Directors or the Administrator, as the case may be.  Options may not be transferred other than by the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by the optionee.

Federal Tax Consequences of Issuance and Exercise of Options.  An optionee will recognize no taxable income at the time an option is granted or at the time of exercise of an incentive stock option.  If the optionee makes no disposition of the acquired shares within two years after the date of grant of the incentive stock option, or within one year after the exercise of such option, the optionee will recognize no taxable income and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss.  As to incentive stock options exercised, the excess, if any, of the fair market value of the shares on the date of exercise over the option price will be an item of tax preference for purposes of computing the alternative minimum tax.

If the foregoing holding period requirements are not satisfied, the optionee will realize (i) ordinary income for federal income tax purposes in the year of disposition in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of exercise over the option price thereof, or (b) the excess, if any, of the selling price over the optionee's adjusted basis of such shares (provided that the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by such individual) and (ii) capital gain equal to the excess, if any,  of the amount realized upon the disposition of shares over the fair market value of such shares on the date of exercise.  Optionees will be required to include in their gross income in the year of exercise of a non-qualified stock option the difference between the fair market value on the exercise date of the shares transferred and the option price.

The Company will be entitled (provided it complies with certain reporting requirements with respect to the income received by the employee) to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to be in receipt of compensation income in connection with the exercise of non-qualified stock options or, in the case of an incentive stock option, a disqualifying disposition (as defined below under "-Incentive Stock Options - Disqualifying Dispositions") of shares received upon exercise thereof.  If the holding period requirements outlined above are met, no deduction will be available to the Company in connection with an incentive stock option.  Under the Revenue Reconciliation Act of 1993, the Company may not be able to deduct compensation to certain employees to the extent compensation exceeds $1,000,000, per employee, per tax year.  Covered employees include the Company's chief executive officer and its four other highest compensated officers for that tax year.  Certain performance-based compensation including stock options are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by stockholders.  The Plan will not qualify as performance-based compensation.

Disqualifying Dispositions.  If stock acquired through the exercise of an incentive stock option is disposed of in a "disqualifying disposition," as defined in Section 422 of the Code, the holder of the stock before the disposition is required to notify the Company in writing of the date and term to the disposition and shall provide other information to the Company as it may require.  A "disqualifying disposition" is defined in the Code as a disposition within two years of the granting of the incentive stock option or within one year after the transfer of such shares to the holder. The Code provides that in the event of such a disposition, and if such a disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to such individual, then the amount which is includible in the gross income of such individual, and the amount which is deductible from the income of such individual's employer corporation, as compensation attributable to the exercise of such option, shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

Amendment and Termination of the Plan:  The Board of Directors may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of stock at that time not subject to options.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT OF THE PLAN AS DESCRIBED ABOVE.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Director Meetings

The Board of Directors held six scheduled meetings during fiscal year 2004.  A quorum was reached at each of these meetings. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board of Directors.  Each of the directors of the Company during fiscal year 2004 attended at least 75% of the aggregate of (i) the total number of Board of Director meetings and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2004. The Company expects all directors to attend its annual shareholder meetings; all of the directors attended the 2003 Annual Meeting of Shareholders except Ms. Naughton who was elected to the Board of Directors on August 30, 2004.

Committees of the Board of Directors

Audit Committee.  The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, comprised of: David A. Derby, John R. Hicks and Thomas A. Page.  Mr. Page is the Chairman.  Each member of the Audit Committee is independent as defined under the applicable rules of the SEC and NASDAQ Stock Market ("NASDAQ") listing standards.  The Board of Directors has approved a written charter for the Audit Committee.  The responsibilities of the Audit Committee, as more fully described in its charter, include recommending to the Board of Directors the independent auditors to be selected, reviewing the scope and procedures of proposed audits and the results of audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the internal auditing function and the financial statements of the Bank.  During the fiscal year ended June 30, 2004, the Audit Committee held a total of seven meetings.

The Board of Directors has determined that Thomas Page, who serves on the Audit Committee, is an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B.

Nominating & Compensation Committee.  The Company has a Nominating & Compensation Committee comprised of the following board members, each of which is independent as defined under applicable NASDAQ rules:  John M. Burns, David A. Derby and Thomas A. Page.  Mr. Burns is the Chairman.

The purpose of the Nominating & Compensation Committee is to interview, evaluate, nominate and recommend individuals for membership on the Board of Directors and committees thereof.  The Nominating & Compensation Committee will consider nominees for the Board of Directors recommended by the Company's shareholders.  Shareholders desiring to recommend nominees must submit proposals to the Company's Corporate Secretary in accordance with established procedures set forth in the section entitled, "Shareholder Proposals and Communications" below.  The Nominating & Compensation Committee has a policy with respect to director candidates that applies whether the recommendations are made by shareholders or the committee.  Certain qualifications and considerations that the Nominating & Compensation Committee takes into account include whether candidates possess such attributes and experience as are necessary to provide a broad range of characteristics, including diversity, management skills, financial, technological and business experience, as well as whether such candidates are able to commit the requisite time for preparation and attendance at regularly scheduled meetings and to participate in other matters necessary for good corporate governance.

The Nominating & Compensation Committee recommended to the Board of Directors each of the director nominees discussed in proposal 1, each of whom is an incumbent board member.  During the fiscal year ended June 30, 2004, the Nominating & Compensation Committee held a total of twelve meetings.

Executive Committee.  The Company has an Executive Committee comprised of the following board members:  John M. Burns, David A. Derby and Clifton L. Cooke, Jr.   Mr. Derby is the Chairman.

The purpose of the Executive Committee is to review, evaluate and make recommendations on general issues prior to being placed before the entire Board.

Strategic Advisory Committee.  The Company has a Strategic Advisory Committee comprised of the following board members:  John R. Hicks, General Alfred Gray and Clifton L. Cooke, Jr.  General Gray is the Chairman.

The purpose of the Strategic Advisory Committee is to review, evaluate and make recommendations on strategic policy issues prior to being placed before the entire Board.

Committee Charters

The Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee.  A copy of the Charter of the Audit Committee is an appendix to this Proxy Statement.

The Board of Directors has adopted a written charter for the Nominating & Compensation Committee, which established operating guidelines for the Nominating & Compensation Committee.

Both of these charters are available on the Company's website - www.systechnologies.com.

Compensation of Directors

During fiscal year 2004, each director of the Company (excluding full time executive officers) received cash and stock options for Common Stock for services rendered as a director plus approved expenses per month.  During the year ended June 30, 2004, the Board of Directors granted 90,000 stock purchase options to six outside directors exercisable at various prices per share.

                The Company's current policy, which became effective at the beginning of the Company's FY 2004 third quarter, provides that each outside director receive cash compensation of $15,000 per year.  Each Committee Chairman receives an additional $15,000 per year and the Chairman of the Board receives an additional $15,000 per year.  This policy also provides each outside director with 6,000 stock options per year.  Each Committee Chairman receives an additional 3,000 stock options per year and the Chairman of the Board receives an additional 3,000 stock options per year.  These grants vest over four years and expire after five years.  New directors also receive 25,000 stock options that vest over three years and expire after five years.  Mr. Hicks 25,000 stock options for a new director were not approved until FY 2005 and accordingly, not included in the table below.  All outside director stock option grants have exercise prices equal to or greater than the fair market value of the common stock on the grant date.  The table below shows the stock option grants given to each director during FY 2004.

Director	Grant Date	Number of Shares	Exercise Price
Burns	9/26/2003	7,500	$2.20
	12/26,2003	7,500	$1.95
	3/26/2004	2,250	$2.30
	6/30/2004	2,250	$2.89
Derby	9/26/2003	11,250	$2.20
	12/26,2003	11,250	$1.95
	3/26/2004	3,000	$2.30
	6/30/2004	3,000	$2.89
Gray	9/26/2003	7,500	$2.20
	12/26,2003	7,500	$1.95
	3/26/2004	2,250	$2.30
	6/30/2004	2,250	$2.89
Hicks	3/26/2004	1,500	$2.30
	6/30/2004	1,500	$2.89
Maxwell	9/26/2003	3,750	$2.20
	12/26,2003	3,750	$1.95
Page	9/26/2003	3,750	$2.20
	12/26,2003	3,750	$1.95
	3/26/2004	2,250	$2.30
	6/30/2004	2,250	$2.89

Transactions with Directors, Executive Officers and Principal Shareholders

There are no existing or proposed material transactions between the Company and any of its directors, executive officers or beneficial owners of more than 5% of the Common Stock, or the immediate family or associates of any of the foregoing persons.  No officer or director of the Company is indebted to the Company in an amount in excess of $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of the Common Stock.  Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during fiscal year 2004, its executive officers and directors complied with Section 16(a) requirements.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, in accordance with Statement of Auditing Standards No. 61.

The Company's independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1.  The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004.  The Audit Committee also recommended the appointment of KPMG as the independent auditors for fiscal year ending June 30, 2005 and the Board of Directors concurred in such recommendation.

AUDIT COMMITTEE

/s/ David A. Derby    /s/ John R. Hicks    /s/ Thomas A. Page

EXECUTIVE COMPENSATION

The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 2004 for services in all capacities to its Chief Executive Officer and each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000 (collectively, and together with the Chief Executive Officer, the "Named Executive Officers"):

Name & Principal Position	Annual Compensation				Long-Term Compensation Awards
	Fiscal Year	Salary	Bonus	Other	# of Securities Underlying Options

Clifton L. Cooke, Jr. [1]	2004	$165,378	--	$11,538 [2]	--
President & CEO	2003	$190,757	--	--	--
	2002	$132,453	--	--	--

W. Gerald Newmin [3]	2003	$116,762	--	--	100,000
Chairman & CEO	2002	$147,558	--	--	--

Edward M. Lake [4]	2004	$154,836	$22,000	--	140,000
CFO

Michael W. Fink	2004	$145,080	$5,000	--	30,000
Secretary & Sr. Vice President	2003	$144,308	--	$26,993 [2]	10,000
	2002	$126,450	--	--	--

Linda E. Gagnon [5]	2004	$148,668	--	--	24,000
Sr. Vice President	2003	--	--	--	--
	2002	$145,080	--	--	--

Kenneth D. Regan [5]	2004	$148,668	--	--	24,000
Sr. Vice President	2003	--	--	--	--
	2002	128,846	--	--	--

Charles E. Vandeveer [5]	2004	$143,088	$9,130	--	24,000
Sr. Vice President	2003	--	--	--	--
	2002	$136,642	--	--	--
(1)	Mr. Cooke was President and COO through April 14, 2003. On April 14, 2003, Mr. Cooke became the President and CEO of the Company.
(2)	Amount shown is accrued personal leave that was exchanged for cash.
(3)	Mr. Newmin did not stand for re-election to the positions of Chairman and CEO and therefore his employment with the Company ended on April 14, 2003.
(4)	Mr. Lake began his employment with the Company on August 4, 2003 and, therefore, the amount shown is not for a full year.
(5)	For FY 2003, Gagnon, Regan and Vandeveer were not officers of the Company.

Option Grants

The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2004 pursuant to the SYS Technologies, Inc. 2003 Stock Option Plan.  No stock appreciation rights have been granted pursuant to such plan or otherwise.

OPTION GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Last Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Edward M. Lake	100,000[1]	13.0%	$2.05	2008
	40,000[2]	5.2%	$2.00	2009

Michael W. Fink	5,000[3]	0.7%	$1.25	2008
	25,000[4]	3.3%	$2.25	2009

Linda E. Gagnon	7,500[3]	1.0%	$1.25	2008
	16,500[4]	2.1%	$2.25	2009

Kenneth D. Regan	7,500[3]	1.0%	$1.25	2008
	16,500[4]	2.1%	$2.25	2009

Charles E. Vandeveer	7,500[3]	1.0%	$1.25	2008
	16,500[4]	2.1%	$2.25	2009

________________________

(1)	These options were granted in August 2003, vest on a 30/30/40 percent basis over three years and expire five years from the date of grant.
(2)	These options were granted in January 2004, are fully vested and expire five years from the date of grant.
(3)	These options were granted in July 2003, vest on a 20/20/30/30 percent basis over four years and expire five years from the date of grant.
(4)	These options were granted in March 2004, vest on a 20/20/30/30 percent basis over four years and expire five years from the date of grant.

None of the Named Executive Officers exercised any options during the fiscal year ended June 30, 2004.  The following table sets forth the number and value of unexercised stock options at June 30, 2004, held by the Named Executive Officers.  All options represent the right to purchase Common Stock at prices ranging from $1.00 to $2.25 per share.  The bid price of the Common Stock as of June 30, 2004 was $2.89 per share.

OPTION VALUES AT JUNE 30, 2004
Name	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options
	Exercisable	Unexercisable	Exercisable	Unexercisable

Clifton L. Cooke, Jr.	--	--	$--	$--
Edward M. Lake	70,000	70,000	$60,800	$58,800
Michael W. Fink	22,500	42,500	$36,900	$44,700
Linda E. Gagnon	33,500	40,500	$61,940	$52,920
Kenneth D. Regan	45,500	28,500	$84,620	$30,240
Charles E. Vandeveer	37,500	46,500	$61,500	$59,760

 Employment Agreements

Effective August 24, 2004, the Company entered into employment agreements with officers Cooke, Lake, Fink, Gagnon and Regan.  Ms. Gagnon's agreement replaced an existing agreement that had expired.  These agreements provide for a base salary that is subject to annual review, an annual bonus pursuant to a bonus plan approved by the Board of Directors and certain fringe benefits.  If their employment is terminated for any reason other than for Cause (as defined therein) or their resignation, each will be entitled to receive his or her base salary and certain fringe benefits during the severance period.  These agreements were submitted as exhibits to the Company's June 30, 2004 10-KSB.   Some of the keys terms of the agreements are shown in the table below:

Officer	Expiration Date	Base Salary	Severance Pay(in months)
Cooke	June 30, 2006	$225,000	12
Fink	June 30, 2006	$152,000	12
Gagnon	June 30, 2006	$160,326	12
Lake	June 30, 2006	$190,923	18
Regan	June 30, 2006	$175,000	12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of September 24, 2004, pertaining to beneficial ownership of the Common Stock for each director and Named Executive Officer, all directors and Named Executive Officers as a group, and each shareholder who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.  The information set forth below was obtained from the Company's records and from information furnished directly to the Company by each individual or entity.

Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership [1]	Percent of Class [2]
Clifton L. Cooke, Jr. 3509 Via Loma Vista Escondido, CA 92024	Director, President, Chief Executive Officer	1,385,689 [3]	16.8%
SYS 401(k) Employee Stock Ownership Plan 5050 Murphy Canyon Road Suite 200 San Diego, CA 92123	--	722,830	8.9%
Lawrence L. Kavanau Casa de Manana, 849 Coast Blvd. Casa Loma, Apt. 214 La Jolla, CA 92037-4233	--	469,522	5.8%
John R. Hicks 3601 Seaview Way Carlsbad, CA 92008	Director	342,145 [4]	4.1%
John M. Burns 12265 Spruce Grove Place San Diego, CA 92131	Director	283,219 [5]	3.4%
Charles E. Vandeveer 8203 Tiara Drive Ventura, CA 93004	Director, Sr. Vice President	247,116 [6]	3.0%
Thomas A. Page 1904 Hidden Crest Drive El Cajon, CA 92109	Director	227,268 [7]	2.7%
Michael W. Fink 3410 Bangor Place San Diego, CA 92106	Sr. Vice President, Secretary	151,280 [8]	1.8%
David A. Derby 10784 Loire Avenue San Diego, CA 92131	Director, Chairman of the Board	139,605 [9]	1.7%
Kenneth D. Regan 1404 Camino Lugan San Diego, CA 92111	Sr. Vice President	130,312 [10]	1.6%
Edward M. Lake 7028 Via Valverde La Jolla, CA 92037	Chief Financial Officer	96,989 [11]	1.2%
Linda E. Gagnon 1600 S. Eads St., #412 South Arlington, VA 22202	Sr. Vice President	33,500 [12]	0.4%
Alfred M. Gray 6317 Chaucer View Circle Alexandria, VA 22304	Director	30,563 [13]	0.4%
Gail K. Naughton College of Business Administration 5500 Campanile Drive San Digeo, CA 92182	Director	1,941 [14]	0.0%
All Directors and Named Executive Officers as a Group	--	3,224,920 [15]	35.5%

1

To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.  As of September 24, 2004, a total of 8,158,166 shares of Common Stock has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  As to each beneficial owner listed above, includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of September 24, 2004 by the exercise or conversion of options, warrants or convertible notes.

2

As of September 24, 2004, a total of 8,158,166 shares of Common Stock has been considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  As to each beneficial owner listed above, any shares of Common Stock acquirable upon exercise or conversion of options, warrants or convertible notes within 60 days of September 24, 2004 have been included in determining their percent of class.

3	Includes 68,182 shares acquirable upon conversion of a convertible notes.
4	Includes (1) 2,717 shares acquirable upon exercise of options and 148,865 shares acquirable upon conversion of convertible notes.
5	Includes (1) 70,045 shares acquirable upon exercise of options, (2) 1,250 shares acquirable upon exercise of warrants and (3) 68,182 shares acquirable upon conversion of convertible notes.
6	Includes 37,500 shares acquirable upon exercise of options.
7	Includes (1) 19,313 shares acquirable upon exercise of options and (2) 95,455 shares acquirable upon conversion of convertible notes.
8	Includes 22,500 shares acquirable upon exercise of options.
9	Includes (1) 77,295 shares acquirable upon exercise of options and (2) 22,727 shares acquirable upon conversion of convertible notes.
10	Includes (1) 45,500 shares acquirable upon exercise of options and (2) 11,364 shares acquirable upon conversion of a convertible note.
11	Includes (1) 70,000 shares acquirable upon exercise of options and (2) 11,364 shares acquirable upon conversion of a convertible note.
12	Includes 33,500 shares acquirable upon exercise of options.
13	Includes 30,563 shares acquirable upon exercise of options.
14	Includes 1,941 shares acquirable upon exercise of options.
15	Includes 904,761 shares acquirable upon exercise or conversion of options, warrants or convertible notes.

Securities Authorized for Issuance Under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2004

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,957,945	$1.59	1,466,269
Equity compensation plans not approved by security holders	0	0	0
Total	1,957,945	$1.59	1,466,269

                The above table includes options and rights associated with the Company's 1997 and 2003 Stock Option Plans and 2003 Employee Stock Purchase Plan (ESPP).

EXECUTIVE OFFICERS

The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not directors) of the Company:

Name	Age	Capacity
Michael W. Fink	47	Secretary, Sr. Vice President
Linda E. Gagnon	58	Sr. Vice President
Edward M. Lake	50	Chief Financial Officer
Kenneth D. Regan	62	Sr. Vice President

Michael W. Fink is Sr. Vice President, Finance and Contracts.  He has been the Corporate Secretary since January 20, 1999.  He was the acting Chief Financial Officer from January 16, 2002 through August 4, 2003.  Mr. Fink joined the Company in July 1995. He is responsible for the financial and contract functions of the Company, including finance, accounting, SEC reporting, banking, contracts and other management areas. He previously held various executive positions at San Diego Aircraft Engineering, Inc. ("SANDAIRE"), an engineering firm specializing in the aerospace and defense industries. Some of SANDAIRE's major customers include the U.S. Navy, NASA, Lockheed, McDonnell Douglas, Tracor Aviation, Teledyne Ryan Aeronautical and Westinghouse. Mr. Fink received a B.S. degree in Business Administration (Accounting) from San Diego State University, where he has also attended graduate school where he studied mechanical engineering.

Linda E. Gagnon is Sr. Vice President, Systems Engineering and Management Division.  Ms. Gagnon joined the Company in May 2001.  Ms. Gagnon is a graduate of Boston's Chandler School for Women.  Ms. Gagnon started her career with IZOD Ltd. as Director of Customer Relations in New York.  In 1976, she joined Consultants and Designers, Inc.  For seventeen years Ms. Gagnon served with the company in various program and project management roles.  In 1993, Ms. Gagnon joined Systems Integration and Research Inc. (SIR) as Division Director in Arlington, Virginia.  Through gradual and steady promotions, Ms. Gagnon was made President of SIR in just five years.  During her tenure, SIR's revenue grew from $7 million to $20 million.  Ms. Gagnon's customer focus has been primarily in the area of program management, budget execution, and resource management supporting U.S. government agencies.

Edward M. Lake became the Company's Chief Financial Officer on August 4, 2003.  From September 2002 to March 2003, Mr. Lake was CFO/COO for WIDCOMM, a leading software provider of Bluetooth short-range wireless connectivity solutions.  From April 2001 to September 2003, Mr. Lake had a financial consulting practice representing clients in the software, telecommunications and biotechnology industries.  From December 1999 to April 2001, Mr. Lake was SVP/CFO for Cayenta Inc., a commercial subsidiary of the Titan Corporation (NYSE:TTN), a billion dollar defense company, providing enterprise software products, systems integration, application hosting and managed services.  From December 1996 to April 1998, Mr. Lake was EVP/CFO and Secretary for Optimay Corporation, a mobile telecommunications software company, which was acquired by Lucent Technologies in 1998.  Previously, Mr. Lake served as EVP/CFO and Secretary for Intelligent Surgical Lasers, Inc., a development stage medical laser company during which time it completed an initial public offering, and VP/CFO for Telesoft, an international software development company that was acquired by a European company.  Mr. Lake received his B.S. in Business Administration (Accounting) from San Diego State University, started his financial career with Coopers & Lybrand and is a CPA.

Kenneth D. Regan is Sr. Vice President, Integrated Information Solutions Division.  Mr. Regan joined the Company in May 2000.  Prior to joining the Company, Mr. Regan was Corporate VP for Mergers and Acquisitions of Advanced Communication Systems, Inc., following two years as President of Advanced Communication Systems Services (ACSS) Division.  As President of ACSS, he directed and organized the growth of ACSS from a 238 person, $37 million annual revenue communications and IT services company to over 1,050 people with annual revenue of $114 million.  Prior to becoming President of ACSS, he served three months as ACSS Corporate Vice President for International Development after retiring as a member of the Senior Executive Service (SES) from the Navy.  During his 32 year career in the Navy RDT&E community, his roles ranged from hands-on engineering to managing a 600 person, $300 million Navy R&D technical department.  While President of ACSS, Mr. Regan played a key role in its largest single acquisition, and other strategic acquisitions, which lead to assuming merger and acquisition responsibilities.  As Vice President for International Development, he successfully established multiple international business relationships.  As a Department Head in Navy R&D community for seven years, he successfully directed and expanded a technically excellent, productive organization during a time of reduced budgets and directed mission purification and base closures.  Mr. Regan received his Bachelors degree in Electronic Engineering from Colorado State University in 1965.

INDEPENDENT PUBLIC ACCOUNTANTS

During the first quarter of the 2004 fiscal the Company was using the services of J.H. Cohn LLP ("Cohn") and thereafter the Company had engaged the firm of KPMG LLP ("KPMG") to serve as the Company's independent public accountants.  See "SELECTION OF INDEPENDENT AUDITORS," above. The Company has selected KPMG to serve as its independent public accountants for the 2005 fiscal year.

Under the procedures established by the Audit Committee, all auditing services and all non-audit services performed by KPMG are to be pre-approved by the Audit Committee, subject to the de minimus exception provided under Section 202 of the Sarbanes-Oxley Act.  All of the services provided by KPMG during the 2004 fiscal year were pre-approved by the Audit Committee.

Fees

The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2004, by Cohn and KPMG for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year and by Cohn and KPMG for other audit related services are included in the table below under audit fees.  Audit-related fees generally include fees for accounting consultations, business acquisitions, work related to equity offerings and review of various statutory and regulatory filings.  Tax fees include fees for tax compliance, tax advice and tax planning rendered on behalf of the Company related to the preparation of federal and state income tax returns.

	2004	2003
Audit fees:
KPMG	$ 133,000	--
Cohn	8,000	$ 95,000
Total	$ 141,000	$ 95,000

Audit related fees:
KPMG	$ 69,000	--
Cohn	--	$ 11,000
Total	$ 69,000	$ 11,000

Tax fees:
KPMG	$ 51,000	--
Cohn	--	$ 8,000
Total	$ 51,000	$ 8,000

Financial Information Systems Design and Implementation

There were no fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2004.

All Other Fees

KPMG billed no other fees for the fiscal years ended June 30, 2004 and 2003, except as disclosed above.  The Audit Committee has determined that the rendering of all non-audit services by KPMG is compatible with maintaining the auditor's independence.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any proposal which a shareholder wishes to present at the 2005 Annual Shareholders Meeting must be received at the Company's office at 5050 Murphy Canyon Road, Suite 200, San Diego, California  92123, no later than July 1, 2005 in order to be included in the Company's proxy statement and proxy relating to that meeting.

The Company encourages shareholders to communicate with members of its Board of Directors. Shareholders wishing to communicate with directors, including to recommend candidates for election to the Board of Directors, may send communications to the Company office to the attention of the Corporate Secretary at 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123. All communications will be provided directly to the Board of Directors.

ANNUAL REPORT

THE COMPANY'S 2004 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH.  UPON WRITTEN REQUEST TO SHAREHOLDER RELATIONS DEPARTMENT AT 5050 MURPHY CANYON ROAD, SUITE 200, SAN DIEGO, CA 92123, AND AT NO CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, WILL BE FORWARDED.  The Form 10-KSB is also available on the Company's website, www.systechnologies.com.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting.  However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgment and in the interest of the Company.

By Order of the Board of Directors /s/ Michael W. Fink Michael W. Fink Secretary

San Diego, California
October 15, 2004

PROXY

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
November 15, 2004

 The undersigned hereby appoints Thomas A. Page and Charles E. Vandeveer, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 2004 Annual Meeting of Shareholders of SYS to be held at 1:00 p.m. at the corporate offices at 5050 Murphy Canyon Road, Suite 200, San Diego, California, 92123.

The shares represented by this proxy can be voted as marked by the SYS common shareholder of record on September 20, 2004, whose printed name and signature is placed on the opposite side.  Please mark the appropriate box.

Item 1.    Election of Directors

[ ]	FOR all nominees listed belo (except as marked to the contrary below).	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:	John M. Burns	General Al Gray, USMC (Ret.)	Thomas A. Page
	Clifton L. Cooke, Jr.	John R. Hicks	Charles E. Vandeveer
	David A. Derby	Gail K. Naughton

To withhold authority for any individual nominee, write the nominee's name in the space provided:

Item 2.    Proposal to approve the appointment of KPMG, LLP as the independent certified public accountants for SYS for its 2005 fiscal year.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Item 3.    To amend the SYS Technologies, Inc. 2003 Stock Option Plan to increase the number of common shares subject to such plan from 1,500,000 to 3,000,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(NOTE: Please see reverse of this page)

IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.  IF NO INDICATION IS MADE ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.

IN WITNESS WHEREOF,

the undersigned has signed this proxy on	________________________,	_______
	(month and day)	(year)

The undersigned  [  ]  PLANS  [  ] DOES  NOT PLAN to attend the meeting.  Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.

(Print Name)	(Signature)
(Print Name)	(Signature)

NOTE:  Please date the proxy and sign your name as it appears on the label.  If shares are registered in the name of two or more persons, each should sign.  Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY